Exhibit 99.1


                    Metris Issues $544 Million In Securities
                        Backed By Credit Card Receivables

MINNETONKA, Minn. (March 30, 2005) - Metris Companies Inc. (NYSE: MXT) announced today that Metris Receivables, Inc., its wholly owned subsidiary, will issue $544.35 million of two-year credit card asset-backed securities through the Metris Master Trust. The securitization transaction features three classes of publicly issued securities (Class A, Class M, Class B) and two privately issued classes (Class C, Class D).

The details of the transaction, Metris Master Trust Series 2005-1, are summarized below:

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   Class      Amount ($MM)   Maturity     Spread to      Credit Ratings
                                         1-Mo. LIBOR  (S&P / Moody's / Fitch)
------------- ------------ ------------ ------------- -----------------------
      A          278.50     1.95 years        10 bps     AAA / Aaa / AAA
------------- ------------ ------------ ------------- -----------------------
      M           63.30     1.95 years        17 bps      AA / Aa2 / AA
------------- ------------ ------------ ------------- -----------------------
      B           75.90     1.95 years        42 bps       A / A2 / A
------------- ------------ ------------ ------------- -----------------------
      C           82.30     1.95 years        70 bps     BBB / Baa2 / BBB
------------- ------------ ------------ ------------- -----------------------
      D           44.35     1.95 years       190 bps      -- / Ba2 / BB+
------------- ------------ ------------ ------------- -----------------------

"This transaction was very well received by the ABS market," said John Armbruster, Assistant Treasurer of Metris. "The strong demand for our paper continues to enable us to achieve broad distribution among investors with cost-effective funding, which was a weighted spread of 39 basis points over LIBOR. In addition, this transaction includes Double B-rated Notes as a subordinate class without a cash reserve account, which is a more efficient structure than our last deal."

A copy of the prospectus for the publicly offered securities can be obtained by contacting: Metris Receivables, Inc., 10900 Wayzata Blvd., Room 723, Minnetonka, MN 55305, (952) 417-5645, or through the SEC Internet site (http://www.sec.gov). The Class C and Class D securities have not been registered with the Securities and Exchange Commission or any state securities commission and may not be offered or sold except pursuant to an exemption from registration under the Securities Act of 1933. This announcement is not an offer to sell or the solicitation of an offer to buy the Class C or Class D securities.

Metris Companies Inc., based in Minnetonka, Minn., is one of the largest bankcard issuers in the United States. The company issues credit cards through Direct Merchants Credit Card Bank, N.A., a wholly owned subsidiary headquartered in Phoenix, Ariz. For more information, visit www.metriscompanies.com or www.directmerchantsbank.com.

Scott Fjellman                         John Armbruster
Senior Vice President                  Vice President
Treasurer                              Assistant Treasurer
Phone: 952.358.4508                    Phone: 952.593.4856
Fax: 952.593.4733                      Fax: 952.358.4222

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Forward-looking statements are based on certain assumptions by management and are subject to risks, trends and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, our high liquidity requirement and our need to enter into financing transactions on a regular basis; the risk of reduced funding availability and increased funding costs; the higher delinquency and charge-off rates of our targeted middle-market consumers as compared to higher income consumers; the risk that certain events could result in early amortization (required repayment) of the securities issued by the Metris Master Trust; the risk that the recent improvement in our delinquency and charge-off rates may not continue; the risk that Direct Merchants Bank's regulators could impose additional restrictions that could negatively impact our operations or financial condition, including further restrictions or limitations relating to Direct Merchants Bank's minimum capital and credit loss reserve requirements and its ability to pay distributions to us; risks associated with Direct Merchants Bank's ability to operate in accordance with its regulatory restrictions, including those in its modified operating agreement with the OCC; the risk that we could be required to provide support to Direct Merchants Bank; risks associated with fluctuations in the value of and income earned from our retained interests in securitizations; interest rate risk, including the risk of adverse changes in the interest rates on the funds we borrow and the amounts we loan to our credit card customers; risks associated with the intense competition we face; the effect of laws and regulations that apply to us, or adverse changes in those laws or regulations, including, among others, laws and regulations that limit the fees and charges that we are allowed to impose, regulate our practices for collection and sharing of non-public customer information, govern the sale and terms of products and services we offer and require that we obtain and maintain licenses and qualifications; the risk that we may be adversely affected by litigation involving us, by our ongoing SEC and OCC investigations or by the IRS's examination of our treatment of certain credit card fees as original issue discount; the effects of our previous restatements of our financial results; the impact of recent decisions in the antitrust litigation involving MasterCard(R) and Visa(R) and other industry-wide risks including, among others, the risk of fraud by cardholders and third parties and the risk of decreased consumer acceptance of credit card products; and general economic conditions that can have a negative impact on the performance of credit card loans and the marketing of our credit protection, insurance and other products.

For further information on risks that could impact us and statements in this press release, please refer to our filings with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K.